Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Meg Taylor	Marlo DeLeon
Public Relations	Investor Relations
408-988-7200	408-988-7296
Meg.taylor@latitude.com	Marlo.deleon@latitude.com

LATITUDE REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

SANTA CLARA, Calif., Apr 17, 2003 — Latitude Communications, Inc. (Nasdaq: LATD), a leading provider of secure, integrated rich-media conferencing solutions, today reported its financial results for the first quarter ended March 31, 2003.

Revenue for the quarter was $9.4 million, as compared with $9.5 million in the first quarter of 2002.  In accordance with GAAP, the Company reported net income for the quarter of $36,000, or breakeven per share diluted, compared to a net loss of $1.5 million, or $0.08 per share diluted, in the first quarter of 2002.

Excluding revenue from Hewlett-Packard, first quarter revenue increased 8 percent to $8.0 million compared to $7.4 million in the fourth quarter of 2002. Cash, cash equivalents and marketable securities totaled $24.3 million as of March 31, 2003.

Revenue for the quarter was comprised of service revenue of $7.4 million and product revenue of $2.0 million.  Service revenue was 79 percent of total revenue and product revenue was 21 percent in the first quarter of 2003 compared to 64 percent service and 36 percent product in the first quarter of 2002. Excluding revenue from Hewlett-Packard, service revenue increased 48 percent to $6.0 million in the current quarter from $4.1 million in the first quarter of 2002 and 13 percent sequentially from $5.3 million in the fourth quarter of 2002.

“This quarter demonstrates the progress we have made over the past year, moving from a loss position to breakeven in the most challenging environment for technology companies in recent memory,” said Rick McConnell, chief executive officer.  “Despite the continued uncertain economic and geopolitical environment, we are pleased to report our second consecutive breakeven net income per share quarter. Companies have an increasing need to provide improved collaboration solutions and continue to see MeetingPlace as a secure, cost-effective conferencing platform to meet that need.”

Latitude also announced today that it has entered into an agreement to acquire the assets of Wanadu, Inc., a privately held developer of Flash-based content creation, management and delivery products. Latitude will acquire Wanadu’s assets in exchange for cash and a percentage of future revenue from sales of Wanadu products. Latitude expects to gain seven individuals in marketing, sales and development based in California and 15 Web development engineers outside the U.S. The transaction, expected to close by early May 2003, is a key step in Latitude’s strategy to develop rich-media conferencing solutions that integrate voice, Web, video and instant messaging technologies.

The Company will host a conference call related to these announcements today at 1:30 p.m. Pacific Daylight Time.  Access to the call will be available both on a live, as well as recorded, basis through the Company’s Web site at http://www.latitude.com/investor.

Cautionary Language

This press release contains forward-looking statements regarding Latitude’s future operating results and business strategies that involve risks and uncertainties that could cause actual results to differ materially from those in such statements. All forward-looking statements in this release are based upon information available to Latitude as of the date hereof, and Latitude assumes no obligation to update any such forward-looking statements. Potential risks and uncertainties include, without limitation, Latitude’s limited operating history, economic uncertainty and resulting weakness in capital expenditures, the Company’s shift toward a more services-oriented business, the Company’s dependence upon major customers including Hewlett Packard, potential fluctuations in operating results, intense competition, including price competition, from substantially larger, more recognized companies, the early stage of development of the market for integrated rich-media conferencing systems, the Company’s reliance on the performance of its development and distribution partners, uncertain market acceptance for Latitude’s products and services, and rapid technological change. Risk factors are described in detail in the company’s annual report on Form 10-K for the year ended December 31, 2002 and in its other filings with the Securities and Exchange Commission.

About Latitude Communications

Latitude Communications, Inc. provides MeetingPlace, a leading secure, integrated rich-media conferencing solution. Companies such as Agilent, Cap Gemini Ernst & Young and Lockheed Martin use the solution to work better and speed decision-making through real-time collaboration. Available as an outsourced service or on-premises platform, MeetingPlace integrates with traditional and IP communications infrastructures enabling people to share and edit live documents from any location. Latitude’s technology integrates with standard groupware such as Microsoft Outlook to simplify scheduling and Microsoft Active Directory for enhanced security and administrative control. Based in Santa Clara, California, Latitude has offices and distribution partners worldwide. Visit www.latitude.com or call 408-988-7200 (or 800-999-7440 in the U.S.).

NOTE: MeetingPlace is a registered trademark of Latitude Communications, Inc. All other product and company names are trademarks of their respective holders.

LATITUDE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	3 Months Ended
	March 31,
	2003	2002
Revenue:
Product	$1,973	$3,426
Service	7,462	6,046
Total revenue	9,435	9,472
Cost of revenue:
Product	684	1,052
Service	3,384	3,427
Total cost of revenue	4,068	4,479
Gross profit	5,367	4,993

Operating expenses:
Research and development	1,132	1,408
Marketing and sales	3,185	4,900
General and administrative	1,148	1,158
Amortization of deferred stock compensation	—	69
Total operating expenses	5,465	7,535
Loss from operations	(98)	(2,542)
Interest income, net	158	267
Income (loss) before benefit from (provision for) income taxes	60	(2,275)
Benefit from (provision for) income taxes	(24)	794

Net income (loss)	$36	$(1,481)

Net income (loss) per share — basic	$0.00	$(0.08)

Shares used in per share calculation — basic	19,390	19,294

Net income (loss) per share — diluted	$0.00	$(0.08)

Shares used in per share calculation — diluted	20,000	19,294

LATITUDE COMMUNICATIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE

 TO PRO FORMA NET INCOME (LOSS) PER SHARE

(Amounts in thousands, except per share amounts)

(Unaudited)

	3 Months Ended
	March 31,
	2003	2002
Net income (loss) — as reported (GAAP)	$36	$(1,481)
Pro forma adjustments:
Amortization of deferred stock compensation	—	69
Income tax rate effect at 36%	3	—

Pro forma net income (loss)	$39	$(1,412)

Pro forma net income (loss) per share — diluted	$0.00	$(0.07)

USE OF PRO FORMA FINANCIAL INFORMATION

To supplement our consolidated financial statements presented on a GAAP basis, Latitude uses non-GAAP, or pro-forma, measures of operating results, net income (loss) and net income (loss) per share, which are adjusted to exclude stock based compensation and to ensure consistency of income tax rates that we believe are appropriate to enhance the overall understanding of our financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Latitude’s underlying operational results and trends. Adjusted pro forma results are among the indicators management uses as a basis for planning and forecasting our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for Latitude’s financial results prepared in accordance with generally accepted accounting principles in the United States.

LATITUDE COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$17,279	$13,119
Short-term investments	7,047	12,066
Accounts receivable, net	6,916	7,035
Inventory	1,250	952
Prepaid and other assets	1,852	2,135
Total current assets	34,344	35,307
Property and equipment, net	3,634	3,915
Deposits and other long-term assets	1,099	1,060

Total assets	$39,077	$40,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$417	$744
Accrued liabilities	4,694	5,274
Deferred revenue	5,092	5,054
Total current liabilities	10,203	11,072
Other non-current liabilities	2,299	2,605
Total liabilities	12,502	13,677
Stockholders’ equity:
Common stock, $0.001 par value	19	19
Additional paid-in capital	57,758	57,757
Accumulated other comprehensive income (loss)	(18)	49
Accumulated deficit	(31,184)	(31,220)
Total stockholders’ equity	26,575	26,605

Total liabilities and stockholders’ equity	$39,077	$40,282